As filed with the Securities and Exchange Commission on February 3, 2012
             Registration No. 333-32596

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-0857886 (I.R.S. Employer Identification Number)

4201 Woodland Road
Circle Pines, Minnesota  55014
(763)-225-6637
 (Address of Registrant’s Principal Executive Office) (Zip Code)
___________________________

Northern Technologies International Corporation
2000 Stock Incentive Plan
(Full title of the plan)

Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary
Northern Technologies International Corporation
4201 Woodland Road
Circle Pines, Minnesota  55014
(763)-225-6637
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies requested to:

Amy E. Culbert, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7287
___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer (Do not check if a smaller reporting company) [ ]	Smaller reporting company [x]

Termination of Registration

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-32596) filed by Northern Technologies International Corporation (“NTIC”) with the Securities and Exchange Commission on March 15, 2000 (the “Registration Statement”) relating to shares of NTIC’s common stock, par value $0.02 per share (the “Common Stock”), which were to be issued under the Northern Technologies International Corporation 2000 Stock Incentive Plan (the “Plan”).

The Plan has been terminated and there are no outstanding awards granted thereunder; therefore, NTIC has terminated all offerings of its Common Stock pursuant to the Registration Statement.  In accordance with the undertaking made by NTIC in the Registration Statement, NTIC hereby removes from registration all of its shares of Common Stock registered pursuant to the Registration Statement that remained unsold at the termination of the offering pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Circle Pines, State of Minnesota, on February 3, 2012.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ G. Patrick Lynch
G. Patrick Lynch President and Chief Executive Officer (principal executive officer)

By:	/s/ Matthew C. Wolsfeld
Matthew C. Wolsfeld, CPA Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ G. Patrick Lynch	President and Chief Executive Officer	February 3, 2012
G. Patrick Lynch

/s/ Matthew C. Wolsfeld	Chief Financial Officer and	February 3, 2012
Matthew C. Wolsfeld, CPA	Corporate Secretary

/s/ Pierre Chenu	Chairman of the Board	February 3, 2012
Pierre Chenu

	Director	February 3, 2012
Soo Keong Koh

/s/ Sunggyu Lee	Director	February 3, 2012
Sunggyu Lee, Ph.D.

	Director	February 3, 2012
Ramani Narayan, Ph.D.

/s/ Richard Nigon	Director	February 3, 2012
Richard J. Nigon

/s/ Mark Stone	Director	February 3, 2012
Mark J. Stone